Exhibit 10.1

AMENDMENT TO CHANGE IN CONTROL AGREEMENT

This FIRST AMENDMENT TO CHANGE IN CONTROL AGREEMENT (“Amendment”) dated as of September 28, 2009 is between Helicos BioSciences Corporation, a Delaware corporation (the “Company”), and Ronald A. Lowy (the “Executive”).

WHEREAS, the Executive and the Company are the parties to that Change in Control Agreement, dated as of the 28th day of January, 2009 (the “Agreement”); and

WHEREAS, the Board of Directors of Company has authorized new change of control arrangements in respect of Executive, and the parties hereto consider it appropriate that the Agreement be amended to reflect such arrangements;

NOW, THERFORE, in accordance with Section 17 of the Agreement, the Company and the Executive agree to the following amendments to the Agreement.  Capitalized terms used in this Amendment that are not otherwise defined shall have the same meanings as in the Agreement.

1. Section 2(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b)         the date a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.”

2. Section 2(c) of the Agreement is hereby amended by deleting the “; or” at the end of Section 2(c) and replacing it with “.”

3.  The Agreement is hereby amended by deleting Section 2(d) in its entirety.

4.  Section 4(a) of the Agreement is hereby amended by deleting the “$120,000” and replacing it with “$404,000.”

5.  Section 4(b) of the Agreement is hereby deleted in its entirety and replaced with:

“(b)         [Intentionally omitted].”

6.  The Agreement is hereby amended by inserting the following phrase at the end Section 4(c):

“; provided, however that only an additional 25% of the shares of Stock underlying the stock options and restricted stock awards granted to Executive by the Company on September 24, 2009 shall immediately accelerate and become exercisable or non-forfeitable as of the effective date of such date referred to in the foregoing clause (1) or (2), as applicable.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Executive and Company have executed this Amendment as of the date set forth above.

EXECUTIVE:

/s/ Ronald A. Lowy
Ronald A. Lowy

COMPANY:

HELICOS BIOSCIENCES CORPORATION

/s/ Jeffrey R. Moore
Jeffrey R. Moore
Senior Vice President and Chief Financial Officer